Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Investment Portfolios, Inc. 10:

We consent to the use of our reports dated December 16, 2015, with respect to Prudential Jennison Equity Income Fund and Prudential Mid-Cap Value Fund, each a series of Prudential Investment Portfolios, Inc. 10, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

December 23, 2015